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                                                                    Exhibit 21.0

                      List of Subsidiaries of the Company

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Subsidiaries                                                        Shareholders            Ownership %
------------                                                        ------------            -----------

Business Objects Australia Pty Ltd.........................         Business Objects S.A.                   100%
Business Objects Asia Pacific Ptd Ltd......................         Business Objects S.A.                   100%
Business Objects Holding B.V...............................         Business Objects S.A.                   100%
Business Objects Nihon B.V.................................         Business Objects Holding B.V            100%
Business Objects Nederland B.V.............................         Business Objects Holding B.V            100%
Business Objects BeLux S.A./N.V............................         Business Objects S.A.                 99.96%
Business Objects Deutschland GmbH..........................         Business Objects S.A.                   100%
Business Objects Espana S.L................................         Business Objects S.A.                 99.98%
Business Objects Italia S.p.A..............................         Business Objects S.A.                   100%
Business Objects Nordic A.B................................         Business Objects S.A.                   100%
Business Objects Suisse S.A................................         Business Objects S.A.                   100%
Business Objects (U.K.) Ltd................................         Business Objects S.A.                   100%
Business Objects Americas, Inc.............................         Business Objects S.A.                   100%
Business Objects Canada, Inc...............................         Business Objects S.A.                   100%
Prophecy Holding B.V.......................................         Business Objects S.A.                   100%
Prophecy Automatisering B.V................................         Prophecy Holding B.V                    100%
Ithena, Inc................................................         Business Objects Americas, Inc.         100%
Set Analyzer Ltd...........................................         Business Objects Americas, Inc.         100%
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